EXHIBIT 10.3

SUN CONFIDENTIAL	Agreement No. 97071

Amendment No. 2 to the Master Support Agreement
between
Sun Microsystems, Inc. and Borland Software Corporation

THIS AMENDMENT NO. 2 (the “Amendment”) to the Master Support Agreement, as amended (Sun Legal Files Index no. 55709, and 80608, respectively) (the “MSA”) between Sun Microsystems, Inc., located at 901 San Antonio Road, Palo Alto, California 94303 (“Sun”) and Inprise Corporation, now known as Borland Software Corporation, located at 100 Enterprise Way, Scotts Valley California, 95066 (“Customer”), is made and entered into by and between the same parties. The parties agree as follows:

1. The parties agree to amend Section 1.1 of Attachment A-7 (Base Porting Kit) and Section 1.1 of Attachment A-8 (Java Engineering Connection-Gold) of the MSA to add the Java 2 Platform, Micro Edition, Connected Device Configuration and Foundation Profile (source) to the list of Supported Products and Technologies.

2. Pursuant to Section 6 of the Sun Community Source License Commercial Use Attachment (Sun Legal Files Index no. 90457) and Sections 7.0 and 6.0 of Attachments A-7 and A-8 of the MSA respectively, the term of support for Java 2 Platform, Micro Edition, Connected Device Configuration and Foundation Profile shall be coterminous with the MSA, and so long as Customer is current on all other payments due under the MSA, no additional charge shall be due for Base Porting Kit or Java Engineering Connection-Gold support for the remaining initial one-year term ending on December 28, 2001. Thereafter, the Program Fees for any subsequent year are as set forth in the current Sun Software and Technology World Wide Price List, and are nonrefundable and due in advance pursuant to section 2.1 of the MSA, as amended by Amendment No. 1.

Except as expressly amended herein, the MSA shall remain unaltered and in full force and effect. The parties have caused this Amendment to be executed by their authorized representatives.

Sun Microsystems, Inc.		Borland Software Corporation

By:	/s/ Neal Civjan	By:	/s/ Edward M. Shelton

Name:	Neal Civjan	Name:	Edward M. Shelton

	(printed or typed)		(printed or typed)

Title:	Director, Worldwide Sales Software and Technology Global Sales Operations	Title:	Sr. VP, Strategy

Date:	12/12/01	Date:	November 16, 2001